                                                                  EXHIBIT 10.23


                              AMENDMENT NUMBER TWO
           TO THE POST PROPERTIES, INC. PROFIT SHARING/sec. 401(K) PLAN
            AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1994


Pursuant to sec. 13.1 of the Post Properties, Inc. Profit Sharing/sec. 401(k) Plan as amended and restated effective as of January 1, 1994 ("Plan"), Post Properties, Inc. hereby amends the Plan as follows:

                                       1.

By amending sec. 12.2 to read as follows:

         "12.2. Individual Account Investments. The Trustee at the direction of the Plan Sponsor shall establish at least two separate investment funds within the Trust Fund, one of which shall invest primarily in "qualifying employer securities" (as defined for purposes of ERISA sec.
         407) of the Plan Sponsor, and such funds as in effect from time to time shall be described in the summary plan description for this Plan or in such other materials as the Plan Sponsor furnishes from time to time to Employees and Beneficiaries. The Plan Sponsor from time to time shall establish and shall communicate in advance and in writing to Employees and Beneficiaries procedures for making investment elections under this sec. 12.2 between, or among, these investment funds as the Plan
         Sponsor in its absolute discretion deems necessary or appropriate under the circumstances for the proper administration of this Plan; provided, however, no Employee or Beneficiary shall have any right to make any investment elections with respect to his or her Matching Account, which Matching Account shall be invested solely in the investment fund that invests primarily in qualifying employer securities of the Plan Sponsor.

         Subject to such procedures, each Employee and each Beneficiary of a deceased Employee for whom an Individual Account continues to be maintained under the Plan shall have the right to elect how such Individual Account shall be invested as between or among such investment funds. All investment directions by Employees and Beneficiaries shall be timely furnished by the Plan Sponsor to the Trustee or by each Employee and Beneficiary directly to the Trustee or its delegate in accordance with procedures established by the Plan Sponsor. The Individual Account of an individual for whom no investment election is in effect under this sec. 12.2 shall (together with all contributions to such Individual Account) be invested automatically in the fund designated by the Plan Sponsor for such accounts.

         All additional administrative expenses incurred to effect the investment elections made under this sec. 12.2 shall be paid by the Trust Fund and charged (in accordance with such reasonable rules as the Plan Sponsor deems appropriate under the circumstances) to the Individual Account of the person making such election, unless the Plan Sponsor elects that the Plan Sponsor (or the Plan Sponsor and each Company) shall pay such expenses.

         The Trustee shall (in accordance with the provisions of the Trust Agreement) pass through to each Employee or Beneficiary any voting, tender and other similar rights appurtenant to his or her interest in an investment fund that invests primarily in qualifying employer securities of the Plan Sponsor and that is allocated to his or her Individual Account and, to the extent required in the regulations under ERISA sec. 404(c), shall pass through to each Employee or Beneficiary any voting, tender and other similar rights appurtenant to other investment funds allocated to his or her Individual Account."

                                       2.

By adding a new sec. 15 to read as follows:

         "sec. 15. Matching Contributions.

                  15.1. Amount of Matching Contributions. The Plan Sponsor shall decide each Plan Year how much each Company shall contribute as a Matching Contribution for such Plan Year based on the extent to which the Plan Sponsor's actual funds from operations for such year meet the targeted funds from operations for such year. Forfeitures, if any, from Matching Accounts shall be applied when available against the Companies' obligation to make Matching Contributions, and no Matching Contribution shall be made directly by the Companies for any Plan Year to the extent that such Forfeitures are available to satisfy the Matching Contribution obligation for such Plan Year.

                  15.2. Allocation of Matching Contributions. Subject to the limitations set forth in this sec. 15 and in sec. 7, the Matching Contributions made for any Plan Year shall be allocated as of the last day of such Plan Year by, or at the direction of, the Plan Sponsor among the Matching Accounts of all Active Participants on whose behalf Before-Tax Contributions were made for such Plan Year. The Matching Contribution shall be allocated to each such Matching Account in the same proportion that the Before-Tax Contributions allocated to such Active

                  Participant's Before-Tax Account for such Plan Year bears to the total of all Before-Tax Contributions allocated to all Before-Tax Accounts for such Plan Year; provided, however, no Before-Tax Contributions in excess of 3% of an Active Participant's Compensation for a Plan Year shall be taken into account in computing the numerator or denominator of such fraction.

         15.3. Limitations on Matching Contributions for Highly Compensated Employees.

                        (a) General. Subject to sec. 15.3(f), the Average Contribution Percentage for Highly Compensated Employees for any Plan Year shall not exceed the Maximum Contribution Percentage for such Plan Year. The Plan Sponsor shall determine the amount, if any, of the Excess Aggregate Contributions for such year for each affected Highly Compensated Employee in accordance with the rules under Code sec. 401(m).

                        (b) Special Rules.

                            (1) Other Plans or Arrangements. For purposes of this sec. 15.3, the Contribution Percentage for any Highly Compensated Employee who is eligible to have "employee contributions" (within the meaning of Code sec. 401(m)), "elective deferrals" (as described in Code sec. 402(g)(3)), or "matching contributions)' (as described in Code sec. 401(m)(4)) allocated to his or her account under two or more plans or arrangements described in Code sec. 401(a) or Code sec. 401(k) that are maintained by a Company or an Affiliate shall be determined as if all such contributions were made under this Plan. If this Plan satisfies the requirements of Code sec. 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code sec. 410(b) only if aggregated with this Plan, then this sec. 15.3 shall be applied by determining the Contribution Percentages as if all such plans were a single plan.

                            (2) Family Members. For purposes of determining the Contribution Percentage of each Employee who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees for such Plan Year, the Matching Contributions and Compensation of such Employee's "family members" (as described in

                            Code sec. 414(q)(6)) shall be treated as the Matching Contributions and Compensation of such Employee, and such family members shall be disregarded as separate Employees in determining the Contribution Percentage both for individuals who are Nonhighly Compensated Employees and for individuals who are Highly Compensated Employees. In the case of a Highly Compensated Employee whose Contribution Percentage is determined under these family aggregation rules, the determination of the amount of Excess Aggregate Contributions shall be made by reducing the Contribution Percentage in accordance with the "leveling" method described in Treas. Reg. sec. 1.401(m)-l(e)(2) and allocating the Excess Aggregate Contributions among the family members in proportion to the contributions of each family member that have been combined.

                            (3) Other Requirements. The determination and treatment of the Matching Contributions and Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                     (c) Distribution or Forfeiture of Excess Aggregate Contributions. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions made for any Plan Year, plus any investment income and minus any loss allocable to such Excess Aggregate Contributions, shall be forfeited (if otherwise forfeitable under sec. 8.4 and sec. 15.4(b)) or distributed (if not so forfeitable) from the Individual Accounts of Highly Compensated Employees on whose behalf such Excess Aggregate Contributions were allocated for such Plan Year no later than the last day of the immediately following Plan Year. Such distributions or forfeitures shall be made to such Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Employee, determined by first reducing the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage to the extent necessary to satisfy the Maximum Contribution Percentage limitations or to cause such Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage, and then repeating such process until the Maximum Contribution Percentage limitations is satisfied.

                     (d) Determination of Income or Loss. The investment income or loss allocable to Excess Aggregate Contributions shall be determined in accordance with sec. 6.5 for the Plan Year for which such contributions were allocated (but not for the period between the end of such Plan Year and the date of distribution or forfeiture) in accordance with the regulations under Code sec. 401(m).

                     (e) Order for Determining Excess Aggregate Contributions. Excess Aggregate Contributions shall be determined after first determining "excess deferrals" under sec. 7.3 and then determining "excess contributions" under sec. 7.4.

                     (f) Multiple Use Limit. If in the same Plan Year the Maximum Deferral Percentage limitation is satisfied by using the alternate limit under sec. 3.24(b) and the Maximum Contribution Percentage limitation is satisfied by using the alternate limit under sec. 15.5(f)(2), the Plan Sponsor shall determine the amount, if any, of the reductions required to satisfy the rules under Code sec. 401(m) on the multiple use of such alternative limits. Any such reduction shall be treated as an Excess Aggregate Contribution and shall be distributed or forfeited in accordance with sec. 15.3(c).

                     15.4. Other Rules Applicable to Matching Accounts.

                     (a) Vesting and Forfeitures. The vested portion of an Employee's Matching Account shall equal the percentage figure shown opposite the Employee's completed Years of Employment under the Vesting Schedule set forth in sec. 8.4(c), and the rules in sec. 8.4 shall apply to an Employee's Matching Account in the same manner as to his or her Profit Sharing Account; provided, however, Forfeitures, if any, from Matching Accounts shall be applied when available against the Companies' obligation to make Matching Contributions under sec. 15.1.

                     (b) Top-Heavy. For purposes of the minimum top-heavy contribution under sec. 14.7(d), Matching Contributions shall be taken into account in calculating the highest percentage allocated to a key employee.

                     (c) Code sec. 415 Limitations. Notwithstanding anything to the contrary in sec. 7.2(a), the sum of the Matching Contributions, Before-Tax Contributions, Profit Sharing Contributions and

                            Forfeitures credited to an Eligible Employee's Individual Account for any Plan Year shall not exceed the Code sec. 415 limitation described in sec. 7.2(a)

                     15.5. Special Definitions.

                     (a) Average Contribution Percentage -- means for each Plan Year the average (expressed as a percentage) of the Contribution Percentages computed separately (a) for the group of individuals who are Highly Compensated Employees during such Plan Year and (b) for the group of individuals who are Nonhighly Compensated Employees during such Plan Year.

                     (b) Matching Account -- means the bookkeeping subaccount maintained as part of an Employee's Individual Account attributable to his or her Matching Contributions under this Plan.

                     (c) Matching Contribution -- means the matching contribution made by a Company in accordance with this sec. 15.

                     (d) Contribution Percentage -- means for each Plan Year for each Employee who has satisfied the employment requirement described in sec. 4.1 and who is an Eligible Employee at any time during the Plan Year, the ratio (expressed as a percentage) of (1) the Matching Contribution, if any, credited to his or her Individual Account for such Plan Year to (2) his or her Compensation for such Plan Year. The Contribution Percentage for an Employee who is eligible to make, but does not make, Before-Tax Contributions and is not credited with a Matching Contribution shall be zero.

                     (e) Excess Aggregate Contributions -- means for each Highly Compensated Employee for each Plan Year the excess of

                            (1) the Matching Contributions actually taken into account in determining the Contribution Percentage of such Highly Compensated Employee for such Plan Year over

                            (2) the maximum amount of such contributions permitted for such Plan Year under Code sec. 401(m)(2)(A),

                     where such maximum shall be determined by reducing such contributions made by or on behalf of such Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages.

                     (f) Maximum Contribution Percentage -- means for any Plan Year the greater of

                            (1) the Average Contribution Percentage for
                            Nonhighly Compensated Employees for such Plan Year multiplied by 1.25, or

                            (2) the lesser of (i) the Average Contribution Percentage for Nonhighly Compensated Employees for such Plan Year multiplied by 2 or (ii) the Average Contribution Percentage for Nonhighly Compensated Employees plus 2 percentage points."

                                       3.

This amendment shall be effective as of January 1, 1996. Except as otherwise expressly amended by this amendment, the Plan as in effect before this amendment shall remain in full force and effect.

IN WITNESS WHEREOF, Post Properties, Inc. has caused this Amendment Number Two to be executed by its duly authorized officer this 2nd day of January, 1996..

                                                      POST PROPERTIES, INC.

                                                 BY: /s/
                                                     -------------------------

                                                 TITLE: President
                                                       -----------------------